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                                                                    EXHIBIT 10.3

                    CONSULTING AND NON-COMPETITION AGREEMENT

        THIS CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of August 1, 2002, by and between Roslyn Bancorp, Inc., a Delaware corporation ("Roslyn"), and John M. Tsimbinos, residing at 238 Clent Road, Great Neck, N.Y. 11021 ("Consultant"), who currently serves as an executive officer and Chairman of Roslyn.

        WHEREAS, Consultant wishes to retire from his position as an executive officer of Roslyn but not as a member of the Board of Directors of Directors of either Roslyn or The Roslyn Savings Bank (the "Bank") and not as Chairman of the Board of Directors of Roslyn; and

        WHEREAS, Roslyn recognizes the specialized knowledge and expertise of Consultant related to the financial affairs of Roslyn; and

        WHEREAS, to ensure the continued availability of Consultant, Roslyn and Consultant desire to enter into a non-competition agreement and consulting relationship upon the terms and conditions hereinafter contained.

        NOW, THEREFORE, in consideration of the covenants and terms contained in this Agreement as set forth herein and of the mutual benefits accruing to Roslyn and to Consultant from the relationship to be established between the parties by the terms of this Agreement, Roslyn and Consultant agree as follows:

1.      CONSULTING SERVICES.

        (a) Consultant undertakes to provide his personal advice and counsel to Roslyn in connection with the business of Roslyn, including matters related to financial affairs of Roslyn, consulting with Roslyn regarding the operations and customer relationships, providing introductions to customers, and serving as adviser to Roslyn, subject to the terms and conditions which are set forth herein.

        (b) Consultant shall exercise a reasonable degree of skill, prudence and care in performing the services rendered to in this Section 1.

        (c) During the Consulting Period, Consultant shall be treated as an independent contractor and shall not be deemed to be an employee of Roslyn, or any of its subsidiaries and affiliates. However, any payments to be made to Consultant hereunder shall be subject to withholding of such amounts, if any, relating to income tax and other payroll deductions as may be required by law or regulation.

        (d) Consultant acknowledges that as of the date of this Agreement he will have no rights under any employment agreement or similar agreement between Consultant and Roslyn, or any of its subsidiaries and affiliates, whether or not in writing, and

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                that Roslyn will have no further obligations under any
                employment agreement or similar agreement providing for similar payments or benefits to Consultant except that the foregoing limitation shall not effect the provision of medical and other similar benefits to be made available to Consultant in accordance herewith and any other benefits to which Consultant is or may become entitled in accordance with the terms of any retirement plan, supplemental retirement plan, pension plan, profit-sharing plan, stock incentive or option plan or any other employee benefit plan based on grants made to him under such plans prior to the date hereof in respect of his service as an employee of Roslyn or its affiliates.

        (e) Consultant and Roslyn acknowledge that Consultant does not intend to, and will not be required to, relinquish his title as Chairman of the Board of Roslyn during the term of this agreement unless Roslyn's CEO, in his discretion, determines that it is in the best interests of the company that such title be relinquished, or Roslyn's Board of shareholders determine, by an affirmative vote conducted in accordance with the company's by-laws, that he should not continue to hold such title.

2.      TERM AND TERMINATION; EFFECT OF TERMINATION.

        The term of this Agreement shall begin on the date first written above and shall continue for a period of three (3) years thereafter ("Consulting Period") unless terminated in accordance with (a), (b), or
        (c) as set forth below.

        (a) Termination for Just Cause. Roslyn may terminate this Agreement at any time for "Just Cause." Termination for "Just Cause" shall be defined as termination because of Consultant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, or willful violation of any law, rule or regulation related to the business or operations of Roslyn or its subsidiaries. Any determination regarding Consultant's termination for Just Cause shall be made by a majority of the disinterested members of Roslyn's Board of Directors (after reasonable notice to Consultant and the opportunity to be heard with counsel on the reasons therefor.)

        (b) Death or Disability. In the event of Consultant's death or permanent disability (as determined by a physician selected by Roslyn), this Agreement shall terminate.

        (c) Material Breach. (i) In the event of a material breach of the terms of this Agreement by Consultant that is not cured after ten days written notice from Roslyn to Consultant, then Roslyn may terminate this Agreement by written notice of termination provided to Consultant. (ii) In the event of a material breach of the terms of this Agreement by Roslyn that is not cured after ten days written notice from Consultant to Roslyn, then Consultant may terminate this Agreement by written notice of termination provided to Roslyn.

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        (d)     Termination Without Cause; Change in Control. In the event of
                Consultant's (i) termination without Just Cause or (ii) upon the occurrence of a Change in Control during the Consulting Period, this Agreement shall terminate. For purposes of this Agreement, "Change in Control" shall have the same meaning as set forth in the Roslyn Bancorp 2001 Stock-Based Incentive Plan, as in effect on the date hereof.

        (e) Effect of Termination. In the event of Consultant's resignation, termination for Just Cause or --------------------- termination by Roslyn for Consultant's material breach of this Agreement pursuant to Section 2(c)(i), no further payments or benefits shall be payable or provided to Consultant under this Agreement, other than reimbursement for Consultant's expenses incurred prior to such termination pursuant to Section 3(b). In the event of (i) Consultant's termination by Roslyn without Just Cause or by Consultant for Roslyn's material breach of this Agreement pursuant to Section 2(c)(ii), (ii) Consultant's termination by reason of his death or disability or (iii) the occurrence of a Change in Control during the Consulting Period, Consultant (or his guardian, estate, or designated beneficiary, if applicable) shall be entitled to receive the payments and benefits he would have received under Section 3 had he continued to provide services through the expiration of the Consulting Period. In such event, the payments required to be made to Consultant hereunder shall, at the Consultant's (or his guardian's, estate's or beneficiary's, as applicable) election, be made in a lump sum. Consultant shall not be required to seek any other employment in mitigation of such payments. Roslyn's obligation to make such payments and to provide the automobile specified in
                Section 3(c)(i) shall survive termination of this Agreement.

3.      COMPENSATION AND EXPENSES.

        (a) Roslyn agrees to pay Consultant for his services performed under this Agreement and for his commitments and agreements as contained herein, including Section 4 herein, $250,000 per annum payable no less than monthly throughout the Term of this Agreement.

        (b) Roslyn hereby agrees to reimburse the Consultant for all reasonable expenses incurred by the Consultant on behalf of and with the consent of Roslyn, provided that the Consultant shall furnish appropriate documentation of such expenses and receives prior approval of such expenses in accordance with Roslyn's expense policies and practices applicable to its directors.

        (c) During the Consulting Period, Consultant shall be entitled to receive health and dental insurance coverage on the same basis and to the same extent as if he were an executive officer of Roslyn. In the event that such coverage is not available through Roslyn's regular employee benefit program, as the same may be in effect

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                from time to time, by reason of the Consultant's status as a non-employee, Roslyn shall provide substantially comparable coverage on an individual basis; provided, however, that Roslyn shall not be required to spend in excess of 150% of the cost of such coverage through its regular program to obtain individual coverage. In addition, Roslyn shall make available to Consultant the following additional benefits during the Consulting Period hereof:

                (i) the automobile used by Consultant prior to retirement and on the same terms as such vehicle was used by Consultant immediately prior to his retirement. Upon the expiration of the Consulting Period or the termination of the Agreement for any reason (other than for Just Cause), Roslyn shall transfer unencumbered title to the automobile to Consultant, subject to appropriate tax reporting;

                (ii) an office at Roslyn's headquarters location in Jericho, New York, or such other mutually agreeable location as Roslyn and Consultant shall determine (in either case, the "Office Location"); and

                (iii) use of an administrative assistant, cell phone, fax and other administrative utilities provided by Roslyn at the Office Location to assist consultant with his clerical or secretarial needs, all substantially as currently provided.

        (d) Nothing herein contained is intended to restrict Consultant's rights to receive fees for his services as a member of the Board of Directors of Roslyn and the Bank, or as a member of any committee of such boards, on the same basis and to the same extent as any other member of such boards, except that Consultant shall be entitled to receive fees for his attendance at any meeting of a Committee of the Roslyn or Bank Board only to the extent that his presence is requested by the Chief Executive Officer of Roslyn or the Bank, as applicable.

4.      OTHER CONDITIONS.

        Consultant shall have no authority over any employee or officer of Roslyn, or any of its subsidiaries and affiliates, nor shall Roslyn be required in any manner to implement any plans or suggestions Consultant may provide.

5.      NON-COMPETITION AND CONFIDENTIAL BUSINESS.

        (a) Consultant further acknowledges and agrees that during his service as an officer and employee of Roslyn prior to the date hereof, that certain highly confidential information regarding Roslyn and its affiliates has been, and during his service as a Consultant may be, imparted to him. Consultant, during the term of this Agreement, will not, without the prior express written consent of Roslyn, directly

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                or indirectly communicate or divulge to, or use for his own benefit or for the benefit of any other person, firm, association, or corporation, any of Roslyn's or its subsidiaries' or affiliates' trade secrets, proprietary data or other such confidential information communicated to or otherwise learned or acquired by Consultant from Roslyn during such employment or the Consulting Period except that Consultant may disclose such matters to the extent that disclosure is (a) requested by Roslyn in the course of the consulting relationship with Roslyn or (b) required by a court or other governmental agency of competent jurisdiction; provided that Executive shall have (a) promptly notified Roslyn of the receipt of any such subpoena or order, (b) consulted with Roslyn as to the advisability of taking steps to resist or narrow the scope of the disclosure contemplated thereby and (c) cooperated with Roslyn in any efforts it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to such advice and the terms of this Agreement.

        (b) During the Consulting Period, Consultant hereby agrees that he shall not without Roslyn's prior written consent, engage in providing professional services or enter into employment as an employee, director, consultant, representative, otherwise with, any financial services enterprise that performs services similar to or I competition with those provided by Roslyn or any of its affiliates (including but not limited to a savings and loan association, bank or credit union).

        (c) During the Consulting Period, Consultant hereby agrees that he shall not, on his own behalf or on behalf of others, employ, solicit, or induce, or attempt to employ, solicit or induce, any employee of Roslyn for employment with any financial services enterprise (including but not limited to a savings and loan association, bank or credit union), nor will Consultant directly or indirectly, on his behalf or for others, seek to influence any Roslyn employee to leave Roslyn's employ.

        (d) Consultant further agrees that, during the Consulting Period, he shall abide by all of the policies of Roslyn or its affiliates that Roslyn's General Counsel reasonably deems to be applicable to Consultant's services or engagement hereunder of which the Consultant is provided notice and a copy of such policy, including, but not limited to Roslyn's Insider Trading Policy.

6.      ENFORCEMENT.

        Consultant acknowledges and agrees that any violation by him of the covenants set forth in this Agreement would cause irreparable injury to Roslyn. Consultant further acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this covenants contained in Section 5 hereof, Roslyn shall be entitled to injunctive relief against him by any court of competent jurisdiction having the authority to grant such relief. Nothing herein, however, shall be construed as prohibiting Roslyn

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        from pursuing any other remedies which may be available to it for such a breach or threatened breach, including the recovery of damages from Consultant.

7.      SUCCESSORS AND ASSIGNS.

        This Agreement shall inure to the benefit of and be binding upon, Roslyn and its successors and assigns, including, without limitation, any corporation or agency which may acquire all or substantially all of Roslyn's assets and businesses or with which Roslyn may be consolidated or merged.

8.      ENTIRE AGREEMENT.

        This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, notification or discharge is sought.

9.      SEVERABILITY.

        It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this Agreement shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to Roslyn, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

10.     WAIVER OF BREACH.

        Failure to insist upon strict compliance with any terms, covenants, or conditions hereof shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

11.     ARBITRATION.

        Unless otherwise mutually agreed to by Consultant and Roslyn in writing, any controversy or claim arising out of or relating to this Agreement or the breach thereof

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        shall be settled by binding arbitration in accordance with the
        Commercial Arbitration rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to Jericho, New York, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Either Consultant or Roslyn may file a request for such arbitration with the AAA.

12.     INDEMNIFICATION.

        Roslyn, at its expense, shall provide Consultant (including his heirs, executors and administrators) with coverage under Roslyn's standard directors' and officers' liability policy for its directors and executive officers and shall indemnify Consultant (including his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of or consultant to the Company (whether or not he continues to be a director, officer or consultant at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the costs of reasonable settlements; provided that Consultant promptly given Roslyn written notice of any claims or demands against him for which Roslyn is responsible under such indemnification. The provisions of this
        Section 12 shall survive termination of this Agreement.

13.     APPLICABLE LAW.

        This Agreement shall be governed by the laws of the State of New York.

        In witness whereof, this Agreement is entered into as of the date first written above.

                                       ROSLYN BANCORP, INC.

                                       By: /s/ Joseph L. Mancino
                                           -------------------------------------
                                           Joseph L. Mancino
                                           President and Chief Executive Officer

                                       /s/ John M. Tsimbinos
                                       -----------------------------------------

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